Exhibit 10.4

FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 27, 2020, is entered into by and among the Lenders (as defined below) signatory hereto, BANK OF AMERICA, N.A., as administrative agent and as security trustee for the Lenders (in such capacity, “Agent”), CALLAWAY GOLF COMPANY, a Delaware corporation (“Parent”), CALLAWAY GOLF SALES COMPANY, a California corporation (“Callaway Sales”), CALLAWAY GOLF BALL OPERATIONS, INC., a Delaware corporation (“Callaway Operations”), OGIO INTERNATIONAL, INC., a Utah corporation, (“Ogio”), TRAVISMATHEW, LLC, a California limited liability company (“travisMathew”), JACK WOLFSKIN NORTH AMERICA, INC., a Delaware corporation (“Wolfskin” and together with Parent, Callaway Sales, Callaway Operations, Ogio and travisMathew, collectively, “U.S. Borrowers”), CALLAWAY GOLF CANADA LTD., a Canada corporation (“Canadian Borrower”), JACK WOLFSKIN AUSRÜSTUNG FÜR DRAUSSEN GMBH & CO. KGAA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany (“German Borrower”), CALLAWAY GOLF EUROPE LTD., a company organized under the laws of England (registered number 02756321) (“U.K. Borrower” and together with the U.S. Borrowers, German Borrower, and Canadian Borrower, each individually a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), and the other Obligors party hereto.

RECITALS

A. Borrowers, the other Obligors party thereto, Agent, and the financial institutions signatory thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of May 17, 2019 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

B. Obligors have requested that Agent and the Required Lenders amend the Loan Agreement, which Agent and the Required Lenders are willing to do pursuant to the terms and conditions set forth herein.

C. Obligors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any of the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their respective entirety to read as follows:

Anti-Corruption Laws: means all laws, rules, and regulations of any jurisdiction applicable to any Obligor, any Subsidiaries or any Excluded Subsidiaries from time to time concerning or relating to bribery or corruption.

Change of Control: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Parent, its Subsidiaries or the Excluded Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Obligors.

EBITDA: (i) determined on a consolidated basis for Parent and Subsidiaries, net income, calculated before (without duplication): interest expense; non-cash stock compensation expense; provision for income taxes; depreciation and amortization expense; other non-cash expenses (except to the extent representing a reserve or accrual for cash expenses in another period) of Borrower Agent and its Subsidiaries (including, without limitation, non-cash amounts related to any downsizing, restructuring or partial close of any operations of Borrower Agent or any of its Subsidiaries); gains or losses arising from the sale of capital assets; gains arising from the write-up of assets; any extraordinary, exceptional, unusual, special or infrequent gain, loss or charge not in the ordinary course of business; any gains on account of a transaction which results in Parent receiving Top Golf Proceeds; and fees and expenses incurred or any amortization thereof in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Fourth Amendment to Fourth Amended and Restated Effective Date and any such transaction undertaken but not completed) and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case, to the extent not otherwise prohibited hereunder (in each case of each of the foregoing, to the extent included in determining net income) plus (ii) Parent’s equity in the net income of any Excluded Subsidiary up to an amount equal to the aggregate amount of cash actually distributed by such Excluded Subsidiary to Parent or any Subsidiary as a dividend or other distribution during the applicable period.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations; provided that, notwithstanding anything to the contrary herein (including, without limitation, Section 10.1.12), in no event shall any Excluded Subsidiary be required to become an Obligor.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests are owned by the Parent (including indirect ownership by the Parent through other entities in which the Parent directly or indirectly owns at least 50% of the voting securities or Equity Interests), but excluding the Excluded Subsidiaries.

(b) The following definitions are hereby added to Section 1.1 of the Loan Agreement in their respective alphabetical order:

Excluded Subsidiary: (i) for the period commencing on the Fourth Amendment to Fourth Amended and Restated Effective Date and ending on the sooner to occur of (A) the consummation of the Top Golf Acquisition, and (B) the date that is five (5) Business Days after the Termination Date (as defined in the Top Golf Acquisition Agreement) (or such later date as agreed by Administrative Agent in its sole discretion), 51 Steps, Inc., a Delaware corporation (“Merger Sub”), and (ii) effective immediately upon the consummation of the Top Golf Acquisition, each of Top Golf and each entity at least 50% of whose voting securities or Equity Interests are on such date or thereafter owned by Top Golf (including indirect ownership by Top Golf through other entities in which Top Golf directly or indirectly owns at least 50% of the voting securities or Equity Interests); provided, that (a) no Subsidiary of Parent in existence as of the Fourth Amendment to Fourth Amended and Restated Effective Date (other than Merger Sub) will be an Excluded Subsidiary, and (b) no Obligor will be an Excluded Subsidiary at any time.

Fourth Amendment to Fourth Amended and Restated Credit Agreement: that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement, dated as of the Fourth Amendment to Fourth Amended and Restated Effective Date, by and among Parent, the other Obligors party thereto, Agent and the Lenders party thereto.

Fourth Amendment to Fourth Amended and Restated Effective Date: October 27, 2020.

Top Golf Acquisition: the Acquisition by Parent, directly or indirectly, of 100% of the Equity Interests of Top Golf in accordance with the Top Golf Acquisition Agreement.

Top Golf Acquisition Agreement: the Agreement and Plan of Merger by and among Parent, Merger Sub, and Top Golf, dated October 27, 2020, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (a) in a manner that is not materially adverse to the Lenders in their capacities as such (it being understood that any decrease in the purchase price shall not be materially adverse to the Lenders and any increase in the purchase price, to the extent funded with equity interests of Parent, shall not be materially adverse to the Lenders), or (b) with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), pursuant to which Merger Sub merges with and into Top Golf, with Top Golf as the surviving entity of such merger.

(c) In the definition of “Properly Contested” in Section 1.1 of the Loan Agreement, the text “(other than any Excluded Subsidiary)” is hereby inserted immediately following the text “such Person or its Affiliates”.

(d) In clause (a) of the definition of “Top Golf Proceeds” in Section 1.1 of the Loan Agreement, the text “(other than in connection with the Top Golf Acquisition)” is hereby inserted immediately following the text “owned by Parent”.

(e) The first sentence in Section 2.1.3 of the Loan Agreement is hereby deleted and replaced with the following:

“The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt on the Original Agreement Closing Date; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes not prohibited by this Agreement.”

(f) Section 9.1.5(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, that have been and are hereafter delivered to Agent and Lenders (i) are prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial positions and results of operations of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, at the dates and for the periods indicated, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Debt, to the extent required by GAAP to be shown on such financial statements.”

(g) Section 9.1.23 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.1.23 Anti-Corruption Laws. Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions, and such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective officers and directors and, to the knowledge of such Obligor, its employees and agents, are in compliance with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions in all material respects.”

(h) In the initial clause of Section 10.1 of the Loan Agreement, the text “(and solely for purposes of the last sentence of Section 10.1.8, shall cause each Excluded Subsidiary to)” is hereby inserted immediately following the text “shall cause each Subsidiary to”.

(i) Sections 10.1.1(a), (b) and (c) of the Loan Agreement are hereby amended and restated in their respective entirety to read as follows:

“(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of Parent, balance sheets as at the end of such Fiscal Year, and the related statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, on a consolidated basis for Parent, its Subsidiaries and the Excluded Subsidiaries, setting forth in each case in comparative form the figures for the previous Fiscal Year (it being understood that such comparisons shall not be required to include the figures for the Excluded Subsidiaries prior to consummation of the Top Golf Acquisition), all in reasonable detail and prepared in accordance with GAAP, which consolidated statements (x) shall be audited and accompanied by a report and opinion of an independent certified public accountant or chartered accountant, as applicable, of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (y) shall be accompanied by unaudited consolidating information (which consolidating information shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date), that summarizes in reasonable detail (but shall not be required to include footnotes) the differences between the information relating to Parent, its Subsidiaries and the Excluded Subsidiaries on a consolidated basis, on the one hand, and the information relating to Parent and its Subsidiaries on a stand-alone consolidated basis, on the other hand, which unaudited consolidating information shall be certified by the chief financial officer of Borrower Agent as having been fairly presented in all material respects; provided, that if Parent obtains audited financial statements on a consolidated basis for Parent and its Subsidiaries, it shall promptly deliver such audited financial statements to Agent;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Parent, unaudited balance sheets as at the end of such fiscal quarter, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, on a consolidated basis for Parent, its Subsidiaries and the Excluded Subsidiaries, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (it being understood that such comparisons shall not be required to include the figures for the Excluded Subsidiaries prior to consummation of the Top Golf Acquisition), all in reasonable detail, certified by the chief financial officer of Borrower Agent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent, its Subsidiaries and the Excluded Subsidiaries, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, which consolidated statements, shall be accompanied by unaudited consolidating information (which consolidating information shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date) that summarizes in reasonable detail (but shall not be required to include footnotes) the differences between the information relating to Parent, its Subsidiaries and the Excluded Subsidiaries on a consolidated basis, on the one hand, and the information relating to Parent and its Subsidiaries on a stand-alone consolidated basis, on the other hand, which unaudited consolidating information shall be certified by the chief financial officer of Borrower Agent as having been fairly presented in all material respects; and

(c) as soon as available, and in any event within 30 days after the end of each month other than the last month of each fiscal quarter of Parent, unaudited balance sheets as at the end of such month, and the related statements of income or operations for such month and for the portion of Parent’s fiscal year then ended, on a consolidated basis for Parent and its Subsidiaries, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief financial officer of Borrower Agent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with historical practices (in each case, which shall be in form materially consistent with that provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date).”

(j) Section 10.1.2(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(g) not later than 30 days after the end of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow, U.S. Availability, U.K. Availability, German Availability and Canadian Availability for the next Fiscal Year, month by month and in form materially consistent with those provided prior to the Fourth Amendment to Fourth Amended and Restated Effective Date;”

(k) Section 10.1.2(k) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(k) promptly, such additional information regarding the Collateral or the business, financial or corporate affairs of Borrowers, any Subsidiary or any Excluded Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.”

(l) Section 10.1.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.1.9 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Borrower, each Subsidiary and each Excluded Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Borrower, each Subsidiary and each Excluded Subsidiary, as the case may be.”

(m) The following text is hereby inserted at the end of Section 10.1.12 of the Loan Agreement:

“Notwithstanding the foregoing or anything to the contrary in this Agreement or in any other Loan Document, in no event shall any Excluded Subsidiary be required to provide a Guarantee, grant any security interest to secure the Obligations or take any other action required by this Section 10.1.12.”

(n) Section 10.1.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.1.16 Anti-Corruption Laws. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries, the Excluded Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws of Canada, United Kingdom, United States, and any of the member states of the European Union and applicable Sanctions.”

(o) In Section 10.2.2(h) of the Loan Agreement, (i) the text “Third Amendment to Second Amended and Restated Effective Date” is hereby deleted and replaced with the text “Fourth Amendment to Fourth Amended and Restated Effective Date”, and (ii) the proviso at the end of the section is hereby deleted in its entirely.

(p) Section 10.2.2(l) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(l) additional Investments in Top Golf made after the Fourth Amendment to Fourth Amended and Restated Effective Date in an amount not to exceed $30,000,000 in the aggregate at any time so long as at the time of any such Investment, no Default or Event of Default has occurred and is continuing or would result therefrom;”

(q) Section 10.2.2 of the Loan Agreement is hereby amended by (i) deleting the period at the end of clause (m) thereof and replacing it with the text “;” and (ii) adding new clauses (n) and (o) immediately after clause (m) thereof as follows:

“(n) Investments consisting of (i) the non-exclusive licenses of, and non-exclusive rights to use, intellectual property pursuant to joint marketing or other similar arrangements with other Persons so long as such licenses and rights to use do not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole, and (ii) Asset Dispositions permitted by Section 10.2.5(f); and

(o) Investments consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year of Parent when combined with any Debt incurred pursuant to Section 10.2.3(m) during such fiscal year.”

(r) Section 10.2.3(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Debt consisting of unsecured intercompany loans among Parent, any Subsidiary and any Excluded Subsidiary or unsecured guarantees of Parent or any Subsidiary in respect of Debt of Parent, any Subsidiary or any Excluded Subsidiary so long as, in each case, the corresponding Investment is permitted under Section 10.2.2;”

(s) Section 10.2.3(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m) Debt consisting of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year of Parent when combined with any Investments made pursuant to Section 10.2.2(o) during such fiscal year;”

(t) Section 10.2.3(s) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(s) Debt (i) as described in the Project Max Commitment Letter, as may be modified by the market flex conditions referenced in the Fee Letter (as defined in the Project Max Commitment Letter), as disclosed to Agent prior to the First Amendment to Third Amended and Restated Effective Date, so long as: (A) the aggregate outstanding principal amount of such Debt at any one time does not exceed the amount incurred in connection with the consummation of the Acquisition (as defined in the Project Max Commitment Letter) in accordance with the terms of the Project Max Commitment Letter, less any principal payments made on account of such Debt, (B) any Liens securing such Debt are permitted by Section 10.2.1(o), (C) such Debt has a maturity date that is at least 6 months after the Facility Termination Date; and (D) such Debt is incurred in accordance with the terms of the Project Max Commitment Letter as in effect on the First Amendment to Third Amended and Restated Effective Date, or as amended from time to time thereafter so long as such amendments are not materially adverse to the interest of the Lenders and (ii) any refinancings, refundings, renewals or extensions of such Debt permitted in clause (i) hereto, so long as (A) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (B) such Debt has a maturity date that is at least 6 months after the Facility Termination Date, (C) such Debt does not have scheduled amortization in excess of 15% per year, (D) any Liens securing such Debt are permitted by Section 10.2.1(o), and (E) other than with respect to any refinancings, refundings, renewals or extensions of such Debt in connection with the Top Golf Acquisition, upon giving effect to it, no Default or Event of Default exists; and”

(u) Section 10.2.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.7. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Parent and its Subsidiaries on the date hereof, those lines of business conducted by Top Golf and its subsidiaries on the date of the Top Golf Acquisition, one or more of the leisure goods, products and services businesses generally or, in each case, any business substantially related or incidental thereto.”

(v) Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.8 Affiliate Transactions. Enter into any transaction of any kind with any Affiliate of Parent, except (a) transactions between or among: (i) the U.S. Borrowers, (ii) the U.S. Domiciled Obligors (other than any U.S. Borrower), (iii) the Canadian Domiciled Obligors, (iv) the U.K. Domiciled Obligors, (v) the German Domiciled Obligors, and (vi) Subsidiaries that are not Borrowers or Guarantors; (b) transactions constituting Investments in Subsidiaries or Excluded Subsidiaries as permitted by Section 10.2.2, (c) transactions constituting Debt among Parent, any of its Subsidiaries or any Excluded Subsidiaries, in each case as permitted by Section 10.2.3; (d) transactions among Parent or any of its Subsidiaries, in each case as permitted by Section 10.2.4 or Section 10.2.5, (e) transactions constituting Distributions permitted by Section 10.2.6, (f) transactions constituting reasonable fees and compensation paid to (including issuance and grants of securities and stock options, employment agreements and stock option and ownership plans for the benefit of, and indemnities provided on behalf of) officers, directors, employees and consultants of Parent or any Subsidiary, (g) constituting loans or advances to employees and officers of Parent and its Subsidiaries to the extent permitted by Section 10.2.2(a), (h) transactions with Excluded Subsidiaries (including, without limitation, licenses, sub-licenses, leases, sub-leases, purchases and sales of goods and services and joint marketing arrangements, in each case, to the extent not otherwise prohibited hereunder) entered into in the ordinary course of business so long as such transactions do not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole, (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, its Subsidiaries and the Excluded Subsidiaries to the extent permitted pursuant to Sections 10.2.2(o) and 10.2.3(m), and (j) transactions with Affiliates upon terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and not otherwise prohibited by this Agreement.”

(w) Section 10.2.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.12 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers, Subsidiaries and Excluded Subsidiaries.”

(x) The last three sentences of Section 14.13 are hereby deleted and replaced with the following:

“As used herein, “Information” means all information received from an Obligor, Subsidiary or Excluded Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and Issuing Banks acknowledges that (i) Information may include material non-public information concerning an Obligor, Subsidiary or Excluded Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal, state, provincial and territorial securities laws.”

2. Consent to Top Golf Acquisition. The Obligors have informed Agent and the Lenders that Parent intends to enter into an Acquisition to acquire 100% of the Equity Interests of Top Golf (the “Top Golf Acquisition”). For purposes of the Credit Agreement, Agent and the Required Lenders hereby consent to (x) the consummation of the Top Golf Acquisition by Parent and (y) the designation of Top Golf and its subsidiaries as Excluded Subsidiaries under the Loan Agreement, in each case, notwithstanding anything to the contrary in the Loan Agreement (and for the avoidance of doubt, without reducing or utilizing any basket or capacity set forth in the Loan Agreement) so long as (i) the Top Golf Acquisition is consummated substantially in accordance with the terms of the Agreement and Plan of Merger by and among Parent, Merger Sub, and Top Golf, dated October 27, 2020 (the “Top Golf Acquisition Agreement”), as the Top Golf Acquisition Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (A) in a manner that is not materially adverse to the Lenders in their capacities as such (it being understood that any decrease in the purchase price shall not be materially adverse to the Lenders and any increase in the purchase price, to the extent funded with equity interests of Parent, shall not be materially adverse to the Lenders) or (B) with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), and (ii) such Acquisition is consummated on or before the date that is five (5) Business Days after the Termination Date (as defined in the Top Golf Acquisition Agreement) (or such later date as agreed by Administrative Agent in its sole discretion).

3. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment, executed by Agent, each Obligor and the Required Lenders in a sufficient number of counterparts for distribution to all parties.

(b) Certificate. Parent shall have delivered a certificate to Agent certifying that: (i) the representations and warranties set forth herein are true and correct in all material respects on and as of the date of the effectiveness of this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and (ii) no event has occurred and is continuing on the date of the effectiveness of this Amendment that constitutes an Event of Default.

(c) Fee Letter. Agent shall have received a copy of the fee letter dated as of the date hereof, executed by the Agent, and the U.S. Borrowers shall have paid all fees required to be paid thereunder.

The Agent shall notify the Borrowers in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding on all parties to the Loan Agreement.

4. Representations and Warranties. Each Obligor represents and warrants as follows, as of the effective date of this Amendment:

(a) Authority. Each Obligor has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Obligor of this Amendment have been duly approved by all necessary corporate, limited liability company or other equivalent action and no other corporate, limited liability company or other equivalent proceedings are necessary on the part of the Obligors to consummate such transactions.

(b) Due Execution; Enforceability. This Amendment has been duly executed and delivered by each Obligor that is a party hereto. This Amendment and each Loan Document to which any Obligor is a party (as amended or modified hereby) is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which any Obligor is a party are correct in all material respects on and as of the date hereof as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(d) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Obligor of this Amendment except for such approvals, consents, exemptions, authorizations, actions, notices and filings which have been obtained, taken, given or made and are in full force and effect.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal law of the State of New York, without giving effect to any conflict of law principles (but giving effect to Section 5-1401 of the New York General Obligation Law and Federal laws relating to national banks); provided that the determination of whether the Top Golf Acquisition has been consummated substantially in accordance with the terms of the Top Golf Acquisition Agreement and any claim or dispute arising out of any such interpretation or determination or any aspect thereof shall be made and construed in accordance with the laws of the State of Delaware. The consent to forum and judicial reference provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

6. Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent and Secured Parties of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.

7. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Loan Agreement or any other Loan Document shall mean and refer to such agreement as amended, modified or supplemented by this Amendment.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Obligors to Agent and the Lenders in accordance with their terms.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8. Ratification. Each Obligor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof. Subject to and without limiting the foregoing, all security interests, pledges, assignments and other Liens and Guarantees previously granted by any Obligor pursuant to the Loan Documents are hereby reaffirmed, ratified, renewed and continued, and all such security interests, pledges, assignments and other Liens and Guarantees shall remain in full force and effect as security for the Obligations on and after the date hereof.

9. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Obligor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Obligor as against Agent or any Lender with respect to the Obligations.

10. Effectiveness; Binding Effect. For the avoidance of doubt, upon the effectiveness of this Amendment in accordance with its terms, this Amendment shall be binding upon each Lender and its respective successors and assigns.

11. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

OBLIGORS:

CALLAWAY GOLF COMPANY, a Delaware corporation

By:	/s/ Brian P. Lynch
Name: Brian P. Lynch
Title: Executive Vice President and Chief Financial
Officer

Address for Borrower Agent:

Callaway Golf Company 2180 Rutherford Road
Carlsbad, CA 92008
Attention: Brian P. Lynch
Telephone: (760) 804-4056

With a copy to:

Latham & Watkins LLP 355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attention: Kenneth D. Askin
Facsimile: (213) 891-8507

CALLAWAY GOLF SALES COMPANY, a California corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GOLF BALL OPERATIONS,
INC., a Delaware corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

OGIO INTERNATIONAL, INC., a Utah corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Vice President and Treasurer

TRAVISMATHEW, LLC, a California limited liability company

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Treasurer

JACK WOLFSKIN NORTH AMERICA, INC., a Delaware corporation

By:	/s/ Brian P. Lynch
Name: Brian P. Lynch
Title: Vice President

CALLAWAY GOLF INTERACTIVE, INC.
a Texas corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GOLF INTERNATIONAL SALES
COMPANY, a California corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: President

CALLAWAY GOLF CANADA LTD., a Canada corporation

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

CALLAWAY GOLF EUROPE LTD., a company organized under the laws of England and
Wales

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Director

By:	/s/ Neil Howie
Name: Neil Howie
Title: Director

CALLAWAY GOLF EUROPEAN HOLDING
COMPANY LIMITED, a company limited by shares incorporated under the laws of England and Wales

By:	/s/ Neil Howie
Name: Neil Howie
Title: Director

By:	/s/ Steven Gluyas
Name: Steven Gluyas
Title: Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

CALLAWAY GERMANY HOLDCO GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By:	/s/ Patrick S. Burke
Name: Patrick S. Burke
Title: Managing Director

By:	/s/ Melody Harris-Jensbach
Name: Melody Harris-Jensbach
Title: Managing Director

JW STARGAZER HOLDING GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By:	/s/ Melody Harris-Jensbach
Name: Melody Harris-Jensbach
Title: Managing Director

By:	/s/ Michael Alexander Hauser
Name: Michael Alexander Hauser
Title: Managing Director

SKYRAGER GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By:	/s/ Melody Harris-Jensbach
Name: Melody Harris-Jensbach
Title: Managing Director

By:	/s/ Michael Alexander Hauser
Name: Michael Alexander Hauser
Title: Managing Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

JACK WOLFSKIN AUSRÜSTUNG FÜR
DRAUSSEN GMBH & CO. KGAA, a partnership limited by shares
(Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany, acting through its managing partner, SKYRAGER GMBH

By:	/s/ Melody Harris-Jensbach
Name: Melody Harris-Jensbach
Title: Managing Director

By:	/s/ Michael Alexander Hauser
Name: Michael Alexander Hauser
Title: Managing Director

JACK WOLFSKIN RETAIL GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany

By:	/s/ Melody Harris-Jensbach
Name: Melody Harris-Jensbach
Title: Managing Director

By:	/s/ Michael Alexander Hauser
Name: Michael Alexander Hauser
Title: Managing Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as a U.S. Lender

By:	/s/ James Fallahay
Name: James Fallahay
Title: Senior Vice President

Address:

Bank of America, N.A. 520 Newport Center Drive, Ste. 900
Newport Beach, CA 92660
Attn: James Fallahay
Telecopy: (415) 228-5278

With a copy to:

Morgan, Lewis & Bockius LLP 300 South Grand Avenue, 22nd Floor
Los Angeles, California 90071-3132
Attn: Marshall Stoddard, Jr., Esq.
Telecopy: (213) 612-2501

BANK OF AMERICA, N.A.
(acting through its London branch), as a U.K. Lender and a German Lender

By:	/s/ James Fallahay
Name: James Fallahay
Title: Senior Vice President

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

BANK OF AMERICA, N.A.
(acting through its Canada branch), as a Canadian
Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

Address:

Bank of America, N.A. 181 Bay Street, Suite 400
Toronto, ON M5J 2V8
Attn: Sylwia Durkiewicz
Telecopy: (312) 453-4041

With a copy to:

Morgan, Lewis & Bockius LLP 300 South Grand Avenue, 22nd Floor
Los Angeles, California 90071-3132
Attn: Marshall Stoddard, Jr., Esq.
Telecopy: (213) 612-2501

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

MUFG UNION BANK N.A., as a U.S. Lender, a Canadian Lender, a U.K. Lender and a German Lender

By:	/s/ Peter Ehlinger
Name: Peter Ehlinger
Title: Vice President

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

TRUIST BANK, as a U.S. Lender, a Canadian Lender, a U.K. Lender and a German Lender

By:	/s/ Stephen D. Metts
Name: Stephen D. Metts
Title: Director

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Executive Director

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, as a Canadian Lender

By:	/s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., LONDON
BRANCH, as a U.K. Lender and a German Lender

By:	/s/ Kennedy A. Capin
Name: Kennedy A. Capin
Title: Authorized Officer

Address: On File with Agent

[Signature Page to Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement]